Exhibit 99.1

       General Cable Corporation Reports Second Quarter Results


    HIGHLAND HEIGHTS, Ky.--(BUSINESS WIRE)--July 22, 2003--General Cable Corporation (NYSE:BGC) reported net income for the second quarter ended June 30, 2003 of $3.0 million which was $0.09 on a diluted per share basis. These results were up from breakeven in the first quarter of 2003, but were down from adjusted net income of $4.3 million or $0.13 per diluted share in the second quarter of 2002. Included in the results for the 2003 second quarter is a $1.1 million charge for severance related to the Company's ongoing cost cutting efforts in Europe. Excluding this charge, net income for the second quarter 2003 would have been $3.7 million, or $0.11 on a diluted per share basis.
    Excluding the severance charge, earnings before interest, taxes, depreciation and amortization (EBITDA) for the second quarter of 2003 were $25.1 million, up from $19.6 million reported in the first quarter of 2003. This result was equal to the EBITDA of $25.1 million reported in the second quarter of 2002, excluding adjustments.

    Management Comments

    "In an industry with significant excess capacity due to a sharp decline in demand in many end-markets, I believe our performance in the second quarter clearly demonstrates the power of our business model and our people. While well down from our double-digit highs, we were able to generate an operating margin of 4% despite the effects of a global telecom meltdown, an industrial construction collapse in North America, and very weak information technology spending," commented Gregory B. Kenny, President and Chief Executive Officer of General Cable.
    "Operating as one company, leveraging the know-how of 5,900 associates, and further integrating our customer and supplier relationships are keys to our performance. This model has produced selling, general and administrative costs among the best in the industry; manufacturing productivity gains despite declining volumes; and expanding customer relationships."
    "I am particularly proud of the outstanding results we are delivering in our operations group, led by Larry Fast, Senior Vice President of North American Operations. During the second quarter, five of our North American locations were upgraded to the new ISO 9001:2000 quality standard; our Altoona Plant was selected as one of twenty-five finalists for the Industry Week "Best Plants in North America" competition, our third consecutive year as a finalist; and six more Associates have completed the rigorous requirements of being certified as LeanSigma Blackbelts. We expect to have 40 Blackbelts and more than 100 Greenbelts trained by the end of the current calendar year. To date, the value of the savings from the projects required for certification for each Blackbelt has averaged $150,000 per annum," added Kenny.

    Second Quarter Results

    Metal-adjusted net sales for the Company's second quarter of 2003 increased 1% versus the comparable 2002 second quarter and were up 13% sequentially with the first quarter of 2003. Net sales for the quarter compared to the same period in the prior year were positively affected by about 6% as a result of foreign currency exchange rates for the Company's international operations.
    Metal-adjusted net sales in the Communications segment declined 1% in the second quarter of 2003 versus the same quarter in 2002. Sales were up 31% sequentially versus the first quarter of 2003. A year-over-year increase of 11% in our electronics business was offset by a 6% decline in telephone exchange cables and a 2% decline in data communication cables.
    The Industrial and Specialty segment declined 2% versus prior year in metal-adjusted net sales, but increased 6% sequentially versus the first quarter 2003. Year-over-year sales increased 2% in the domestic MRO cable business, 1% in the automotive after-market business and 21% in our international business. The increase in international sales was driven by the ongoing rollout of flexible zero-halogen cables in Spain and favorable foreign currency exchange rates. These increases were more than offset by a 30% decline in sales of cables utilized in new industrial construction and other infrastructure projects in the North American market.
    The Energy segment's metal-adjusted net sales were up 5% in the second quarter of 2003 versus the same period in 2002. Sales were up 7% sequentially versus the first quarter of 2003. North American metal-adjusted sales were down 3% year-over-year while the international business was up 27%, which was driven in part by favorable foreign currency exchange rates.
    Selling, general and administrative expenses were $30.7 million in the second quarter of 2003, down 2% from $31.4 million on a comparable basis in the second quarter of 2002. After excluding the impact of foreign currency exchange rates, SG&A would have decreased $2.4 million in the second quarter of 2003 versus the same period in 2002. The Company's ongoing focus on cost control has allowed it to more than offset a significant increase in medical and pension related costs in the second quarter of 2003.
    Excluding the $1.1 million severance charge, operating income was $17.0 million in the second quarter of 2003, down slightly from an adjusted $17.4 million in the second quarter of 2002. This reduction is primarily driven by lower prices in our Communications and Energy segments. Earnings for the second quarter were also somewhat depressed by increased raw material costs as a result of an unprecedented increase in polyethylene costs beginning in March 2003. During the second quarter, the Company increased its selling prices for the products affected by this cost increase, however, it will not realize the full benefit of this action until the third quarter of 2003.
    Net interest expense was $11.2 million for the second quarter of 2003 compared to $10.7 million for the second quarter of 2002. The increase in interest expense is primarily the result of a higher credit spread and the amortization of bank fees that were incurred in conjunction with amending the Company's credit facilities in the third quarter of 2002 offset somewhat by lower net borrowings.
    The effective tax rate for the second quarter of 2003 was unchanged from the 2002 rate of 35.5%.

    Six Month Results

    Metal-adjusted net sales for the first half of 2003 were $750.6 million, down 1% versus the same period in 2002. Contributing to this decline was a 7% reduction in the Communications segment due to a reduction in sales of both telephone exchange and data communication cables. Metal-adjusted net sales in the Industrial and Specialty segment declined 1%, where growth in MRO, automotive and international businesses was more than offset by a significant reduction in cables utilized in new industrial construction and infrastructure projects. Metal-adjusted net sales of Energy cables increased 3% in the first half of 2003 versus the same period in 2002. A 5% reduction in the North American business was offset by the international business, which was up in comparison to last year largely due to foreign currency exchange rates.
    Selling, general and administrative expenses were $61.7 million in the first half of 2003, down slightly from an adjusted $61.8 million for the same period in 2002. Excluding the impact of foreign exchange rates, SG&A would have decreased $3.5 million in 2003 versus 2002.
    Excluding the $1.1 million severance charge, operating income was $28.4 million in the first half of 2003, down from an adjusted $35.1 million in the first half of 2002. The decline was due largely to pricing in our North American Communications and Energy segments and reduced unit volume.

    CEO Comments

    "Our third quarter 2003 forecast shows net sales declining about 2% sequentially, in-line with the seasonality of our business, but up about 8% compared to the third quarter of 2002. We believe that we have begun to see demand in several of our end markets bottom out, and in some cases, strengthen slightly. Earnings per share will likely be down versus the second quarter, though still positive. During the third quarter, we expect to reduce inventories by approximately $20 million as the use of Lean tools and customer integration accelerate. This will generate cash but reduce the bottom line by about $0.06 to $0.08 per share," concluded Kenny.
    General Cable (NYSE:BGC), headquartered in Highland Heights, Kentucky, is a leader in the development, design, manufacture, marketing and distribution of copper, aluminum and fiber optic wire and cable products for the communications, energy, industrial and specialty markets. The Company offers competitive strengths in such areas as breadth of product line, brand recognition, distribution and logistics, sales and service and operating efficiency.
    Communications wire and cable products transmit low-voltage signals for voice, data, video and control applications. Energy cables include low-, medium- and high-voltage power distribution and power transmission products. The Industrial and Specialty segment is comprised of application-specific cables for uses such as electrical power generation (traditional fuels, alternative and renewable sources, and distributed generation), the oil, gas and petrochemical industries, mining, industrial automation, marine, military and aerospace applications, power applications in the telecommunications industry, and other key industrial segments. Visit our website at www.GeneralCable.com.
    Certain statements in this press release, including without limitation, statements regarding future financial results and performance, plans and objectives, capital expenditures and the Company's or management's beliefs, expectations or opinions, are forward-looking statements. Actual results may differ materially from those statements as a result of factors, risks and uncertainties over which the Company has no control. Such factors include economic and political consequences resulting from the September 2001 terrorist attack and the war with Iraq, domestic and local country price competition, particularly in certain segments of the power cable market and other competitive pressures; general economic conditions, particularly in construction; changes in customer purchasing patterns in our business segments; the Company's ability to increase manufacturing capacity and productivity; the Company's ability to successfully complete and integrate acquisitions and divestitures; the Company's ability to obtain credit facilities and changes to facilities as market conditions warrant; the cost of raw materials, including copper; the impact of foreign currency fluctuations; the impact of technological changes; the Company's ability to achieve productivity improvements; and other factors which are discussed in the Company's Report on Form 10-K filed with the Securities and Exchange Commission on March 28, 2003, as well as periodic reports filed with the Commission.
    TABLES TO FOLLOW


              General Cable Corporation and Subsidiaries
                 Consolidated Statements of Operations
                 (in millions, except per share data)
                              (unaudited)

                                       --------------- ---------------
                                        Three Months     Six Months
                                        Ended June 30   Ended June 30
                                       --------------- ---------------
                                         2003    2002    2003    2002
                                       ------- ------- ------- -------
Net sales                              $398.0  $393.7  $750.6  $755.1
Cost of sales                           351.4   349.0   661.6   662.3
                                       ------- ------- ------- -------
Gross profit                             46.6    44.7    89.0    92.8

Selling, general and
 administrative expenses                 30.7    52.3    61.7    82.7
                                       ------- ------- ------- -------
Operating income (loss)                  15.9    (7.6)   27.3    10.1

Interest income (expense):
           Interest expense             (11.3)  (11.0)  (22.7)  (21.4)
           Interest income                0.1     0.3     0.2     0.6
                                       ------- ------- ------- -------
                                        (11.2)  (10.7)  (22.5)  (20.8)

Earnings (loss) before income taxes       4.7   (18.3)    4.8   (10.7)
Income tax (provision) benefit           (1.7)    6.5    (1.7)    3.8
                                       ------- ------- ------- -------

Income (loss) from continuing
 operations                               3.0   (11.8)    3.1    (6.9)

Discontinued Operations
--------------------------------------
Loss on disposal of discontinued
 operations (net of tax)                    -    (3.9)      -    (3.9)
                                       ------- ------- ------- -------
Net income (loss)                        $3.0  $(15.7)   $3.1  $(10.8)
                                       ======= ======= ======= =======

EPS of Continuing Operations
--------------------------------------
Earnings (loss) per common share        $0.09  $(0.36)  $0.09  $(0.21)
                                       ======= ======= ======= =======
Weighted average common shares           33.2    33.0    33.2    33.0
                                       ======= ======= ======= =======
Earnings (loss) per common share-
 assuming dilution                      $0.09  $(0.36)  $0.09  $(0.21)
                                       ======= ======= ======= =======
Weighted average common shares-
 assuming dilution                       33.3    33.2    33.2    33.2
                                       ======= ======= ======= =======
EPS Including Discontinued Operations
--------------------------------------
Earnings (loss) per common share        $0.09  $(0.48)  $0.09  $(0.33)
                                       ======= ======= ======= =======
Earnings (loss) per common share-
 assuming dilution                      $0.09  $(0.48)  $0.09  $(0.33)
                                       ======= ======= ======= =======


              General Cable Corporation and Subsidiaries
                      Supplement to Press Release
                 (in millions, except per share data)
                              (unaudited)

                                                     2002
                                         -----------------------------
                                          Three Months Ended June 30
                                         -----------------------------
                                                              Adjusted
                                         Reported Adjustments  results
                                         -------- ----------- --------
Net sales                                 $393.7          $-   $393.7
Cost of sales                              349.0        (4.1)   344.9
                                         -------- ----------- --------
Gross profit                                44.7         4.1     48.8

Selling, general and
 administrative expenses                    52.3       (20.9)    31.4
                                         -------- ----------- --------
Operating income (loss)                     (7.6)       25.0     17.4

Interest income (expense):
           Interest expense                (11.0)               (11.0)
           Interest income                   0.3                  0.3
                                         -------- ----------- --------
                                           (10.7)          -    (10.7)

Earnings (loss) before income taxes        (18.3)       25.0      6.7
Income tax (provision) benefit               6.5        (8.9)    (2.4)
                                         -------- ----------- --------

Income (loss) from continuing operations   (11.8)       16.1      4.3

Discontinued Operations
----------------------------------------
Loss from discontinued operations
 (net of tax)                                  -                    -
Loss on disposal of discontinued
 operations (net of tax)                    (3.9)        3.9        -
                                         -------- ----------- --------
Net income (loss)                         $(15.7)      $20.0     $4.3
                                         ======== =========== ========
EPS of Continuing Operations
----------------------------------------
Earnings (loss) per common share          $(0.36)               $0.13
                                         ========             ========
Weighted average common shares              33.0                 33.0
                                         ========             ========
Earnings (loss) per common share-
 assuming dilution                        $(0.36)               $0.13
                                         ========             ========
Weighted average common shares-
 assuming dilution                          33.2                 33.2
                                         ========             ========
EPS Including Discontinued Operations
----------------------------------------
Earnings (loss) per common share          $(0.48)               $0.13
                                         ========             ========
Earnings (loss) per common share-
 assuming dilution                        $(0.48)               $0.13
                                         ========             ========


              General Cable Corporation and Subsidiaries
                      Supplement to Press Release
                 (in millions, except per share data)
                              (unaudited)

                                                     2002
                                         -----------------------------
                                           Six Months Ended June 30
                                         -----------------------------
                                                              Adjusted
                                         Reported Adjustments  results
                                         -------- ----------- --------
Net sales                                 $755.1          $-   $755.1
Cost of sales                              662.3        (4.1)   658.2
                                         -------- ----------- --------
Gross profit                                92.8         4.1     96.9

Selling, general and
 administrative expenses                    82.7       (20.9)    61.8
                                         -------- ----------- --------
Operating income                            10.1        25.0     35.1

Interest income (expense):
           Interest expense                (21.4)               (21.4)
           Interest income                   0.6                  0.6
                                         -------- ----------- --------
                                           (20.8)          -    (20.8)

Earnings (loss) before income taxes        (10.7)       25.0     14.3
Income tax (provision) benefit               3.8        (8.9)    (5.1)
                                         -------- ----------- --------

Income (loss) from continuing operations    (6.9)       16.1      9.2

Discontinued Operations
----------------------------------------
Loss on disposal of discontinued
 operations (net of tax)                    (3.9)        3.9        -
                                         -------- ----------- --------
Net income (loss)                         $(10.8)      $20.0     $9.2
                                         ======== =========== ========
EPS of Continuing Operations
----------------------------------------
Earnings (loss) per common share          $(0.21)               $0.28
                                         ========             ========
Weighted average common shares              33.0                 33.0
                                         ========             ========
Earnings (loss) per common share-
 assuming dilution                        $(0.21)               $0.28
                                         ========             ========
Weighted average common shares-
 assuming dilution                          33.2                 33.2
                                         ========             ========
EPS Including Discontinued Operations
----------------------------------------
Earnings (loss) per common share          $(0.33)               $0.28
                                         ========             ========
Earnings (loss) per common share-
 assuming dilution                        $(0.33)               $0.28
                                         ========             ========


              General Cable Corporation and Subsidiaries
           Consolidated Statements of Operations (continued)
                          Segment Information
                 (in millions, except per share data)
                              (unaudited)

                                        Three Months     Six Months
                                        Ended June 30   Ended June 30
                                       --------------- ---------------
                                         2003    2002    2003    2002
                                       ------- ------- ------- -------
Revenues (as reported)
--------------------------------------
    Communications Group               $118.3  $118.6  $208.7  $223.5
    Energy Group                        142.5   135.6   275.3   265.2
    Specialty Group                     137.2   139.5   266.6   266.4
                                       ------- ------- ------- -------
                                 Total $398.0  $393.7  $750.6  $755.1
                                       ======= ======= ======= =======

Revenues (metal adjusted)
--------------------------------------
    Communications Group               $118.3  $118.9  $208.7  $225.0
    Energy Group                        142.5   136.2   275.3   268.1
    Specialty Group                     137.2   140.0   266.6   268.4
                                       ------- ------- ------- -------
                                 Total $398.0  $395.1  $750.6  $761.5
                                       ======= ======= ======= =======

Operating Profit (Loss)
--------------------------------------
    Communications Group                 $2.9    $5.4    $3.5    $9.6
    Energy Group                          9.2    10.0    17.8    20.1
    Specialty Group                       4.9     2.0     7.1     5.4
                                       ------- ------- ------- -------
                              Subtotal   17.0    17.4    28.4    35.1
    Adjustments                          (1.1)  (25.0)   (1.1)  (25.0)
                                       ------- ------- ------- -------
                                 Total  $15.9   $(7.6)  $27.3   $10.1
                                       ======= ======= ======= =======

Return on Metal Adjusted Sales
--------------------------------------
    Communications Group                  2.5%    4.5%    1.7%    4.3%
    Energy Group                          6.5%    7.3%    6.5%    7.5%
    Specialty Group                       3.6%    1.4%    2.7%    2.0%
                                       ------- ------- ------- -------
                              Subtotal    4.3%    4.4%    3.8%    4.6%
    Adjustments                          -0.3%   -6.3%   -0.1%   -3.3%
                                       ------- ------- ------- -------
                                 Total    4.0%   -1.9%    3.6%    1.3%
                                       ======= ======= ======= =======

Capital Expenditures
--------------------------------------
    Communications Group                 $1.3    $2.3    $1.8    $4.3
    Energy Group                          1.5     3.4     2.5     5.1
    Specialty Group                       1.7     3.7     3.6     6.3
                                       ------- ------- ------- -------
                                 Total   $4.5    $9.4    $7.9   $15.7
                                       ======= ======= ======= =======

Depreciation
--------------------------------------
    Communications Group                 $3.7    $4.1    $7.3    $8.4
    Energy Group                          1.1     1.2     2.3     2.5
    Specialty Group                       2.3     2.2     4.7     4.4
                                       ------- ------- ------- -------
                                 Total   $7.1    $7.5   $14.3   $15.3
                                       ======= ======= ======= =======


              General Cable Corporation and Subsidiaries
                      Consolidated Balance Sheets
                   (in millions, except share data)

                                               June 30,   December 31,
ASSETS                                           2003         2002
------------------------------------------    ----------- ------------
Current Assets:                               (unaudited)
  Cash                                             $20.8        $29.1
  Receivables, net of allowances of
   $14.0 million at June 30, 2003 and
   $11.6 million at December 31, 2002              140.5        105.9
  Retained interest in accounts receivable          80.9         84.8
  Inventories                                      263.4        258.3
  Deferred income taxes                             12.3         12.2
  Prepaid expenses and other                        28.2         42.6
                                              ----------- ------------
      Total current assets                         546.1        532.9

Property, plant and equipment, net                 328.9        323.3
Deferred income taxes                               71.8         68.3
Other non-current assets                            46.9         48.8
                                              ----------- ------------
      Total assets                                $993.7       $973.3
                                              =========== ============

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------------
Current Liabilities:
  Accounts payable                                $265.8       $242.1
  Accrued liabilities                              112.3        118.1
  Current portion of long-term debt                 23.6         21.9
                                              ----------- ------------
      Total current liabilities                    401.7        382.1

Long-term debt                                     385.7        411.1
Deferred income taxes                                2.9          2.1
Other liabilities                                  122.7        117.1
                                              ----------- ------------
      Total liabilities                            913.0        912.4
                                              ----------- ------------

Shareholders' Equity:
      Common stock, $0.01 par value:
        Issued and outstanding shares:
         June 30, 2003 - 33,076,561 (net of
          4,828,225 treasury shares)
         December 31, 2002 - 33,135,002
          (net of 4,745,425 treasury shares)         0.4          0.4
  Additional paid-in capital                       100.1        100.0
  Treasury stock                                   (50.4)       (50.0)
  Retained earnings                                 63.0         59.9
  Accumulated other comprehensive loss             (29.1)       (44.6)
  Other shareholders' equity                        (3.3)        (4.8)
                                              ----------- ------------
      Total shareholders' equity                    80.7         60.9
                                              ----------- ------------
      Total liabilities and shareholders'
       equity                                     $993.7       $973.3
                                              =========== ============



    CONTACT: General Cable Corporation
             Paul M. Montgomery, 859-572-8684